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                          [ARTHUR ANDERSEN LETTERHEAD]              EXHIBIT 16.1

October 10, 1995

Securities and Exchange Commission
Office of the Chief Accountant
Mail Stop 9-5
450 Fifth Street, N.W.
Washington, D.C.  20549



Dear Ladies and Gentleman:

We have read Item 4 included in the attached Form 8-K dated October 6, 1995, of Margate Industries, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP


Attachment

Copy to:
Mr. William H. Hopton, President, Margate Industries, Inc.